April 10, 2020

Phunware Inc.
7800 Shoal Creek Boulevard
Suite 230-S
Austin, Texas 78757

Ladies and Gentlemen:

We have acted as counsel to Phunware Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the resale by a Company stockholder (the “Selling Stockholder”), as set forth in the Registration Statement, of an aggregate of 21,946,429 shares (the “Conversion Shares”) of common stock, par value $0.0001 per share (“Common Stock”), issuable upon conversion of a Senior Convertible Note (the “Convertible Note”) issued by the Company in a private placement consummated on March 20, 2020.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Convertible Note, (iii) the Securities Purchase Agreement dated March 19, 2020 between the Company and the Selling Stockholder (the “Purchase Agreement”), (iv) the Registration Rights Agreement dated March 20, 2020 between the Company and the Selling Stockholder (the “RR Agreement”), (v) the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company, as currently in effect; (vi) the Amended and Restated Bylaws (the “Bylaws”) of the Company, as currently in effect; and (vi) such other records, certificates and documents as we have deemed appropriate or necessary for the purposes of this opinion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinions stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

With respect to our opinions as to the Conversion Shares, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have

Phunware Inc.
April 10, 2020

become effective and will comply with all applicable laws; (ii) all Conversion Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement filed in connection therewith (each a “Prospectus”); and (iii) a Prospectus, if required, will have been delivered and filed with the SEC describing the Conversion Shares offered thereby.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that all requisite action necessary to make the Conversion Shares to be sold under the Registration Statement validly issued, fully paid and nonassessable will have been taken when the Conversion Shares are issued by the Company upon conversion of the Convertible Note pursuant to its terms and conditions.

Our opinion herein is expressed solely as to the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting these laws), the laws of the United States. We express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter. The opinion expressed in this letter is provided as a legal opinion only and not as any guarantee or warranty of the matters discussed herein, and such opinion is strictly limited to the matters stated herein, and no other opinion may be implied therefrom.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

WINSTEAD PC

By:  /s/ Alex R. Allemann
        Alex R. Allemann
        Authorized Signatory